UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

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Alternate Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 894, Boise, Idaho 83701
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 11, 2013, Alternate Energy Holdings, Inc. (the “Company”) filed Form 8-K to report the resignation of its independent registered public accounting firm EFP Rotenberg & Company, LLP. The filing did not include the period of any auditor’s disagreements though their date of resignation. As referenced of Regulation S-K This Form 8-K/A is filed as an amendment (Amendment No. 1) to the form 8-K.

Item 4.01     Changes in Registrant’s Certifying Accountant.

During the fiscal years ending December 31, 2011 and 2010 and through July 10, 2013, there have been no (a) disagreement with EFP Rotenberg, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved with EFP Rotenberg’s satisfaction, would have caused EFP Rotenberg, LLP to make reference to the subject matter thereof in connection with its reports for such years: or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided EFP Rotenberg, LLP with a copy of the disclosures it is making in this Current Report on Form 8-K/A and requested from EFP Rotenberg, LLP a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of such letter dated February 7, 2014, indicating that EFP Rotenberg is in agreement with such disclosures, is filed as Exhibit 16.1 to this Form 8-K/A.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

16.1	EFP Rotenberg Letter, dated February 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alternate Energy Holdings, Inc.

Date: February 7, 2014	By:	/s/ J. Peter Honeysett
J. Peter Honeysett
President